UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 24, 2017

Square, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1455 Market Street, Suite 600

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2017, Square, Inc. (the “Company”) entered into a Warrant Cancellation and Payment Agreement (the “Termination Agreement”) relating to that certain warrant to purchase up to 9,456,955 shares of the Company’s Class A common stock issued to Starbucks Corporation (“Starbucks”), dated as of August 7, 2012, as amended on September 30, 2013 (the “Warrant”). Pursuant to the Termination Agreement, the Warrant will be terminated and cancelled and no longer exercisable by Starbucks effective upon the payment by the Company to Starbucks of approximately $54.8 million, which payment is to be made within two business days of the execution of the Termination Agreement.

The Termination Agreement contains customary representations and warranties of the Company and Starbucks, respectively.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Warrant Cancellation and Payment Agreement, dated as of February 24, 2017, by and between Square, Inc. and Starbucks Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARE, INC.

By:	/s/ Hillary Smith
Hillary Smith
General Counsel

Date: February 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Warrant Cancellation and Payment Agreement, dated as of February 24, 2017, by and between Square, Inc. and Starbucks Corporation.